EXHIBIT 99.1

Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals Reports First Quarter 2011 Financial Results

LONDON, ONTARIO — May 16, 2011 -- Stellar Pharmaceuticals Inc. (OTCQB:SLXCF) ("Stellar" or "the Company"), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, today announced financial results for the quarter ended March 31, 2011.  In this press release, all dollar amounts are expressed in Canadian currency and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

For the three month period ended March 31, 2011, Stellar's total revenues were $634,000 as compared to $577,900 for the same period in 2010.  The Company noted that the increase in total revenues was driven by a 52.2% growth in product sales to international markets, while the Canadian market sales experienced a 1.7% decrease in product sales.  Gross margin as a percentage of sales increased to 73.0% for the quarter end March 31, 2011, from 64.7% for the same period ended March 31, 2010.

Operating expenses for the first quarter of 2011, increased $161,100, to $769,000 compared with $607,900 for the first quarter of 2010. In addition to increased business development expenses, factors also contributing to the increase in operating expenses were several non-cash transactions.  These non-cash transactions included the following:

●
share option expense in the first quarter of 2011 of $63,800, (includes $21,700 related to options which fully vested upon the retirement of an officer of the Company) compared to $33,900 during the same period in 2010;

●	amortization expense in the first quarter of 2011 of $12,100 compared to $26,800 during the same period in 2010;
●	warranty liability expense in the first quarter of 2011 of $39,300 related to the re-valuation of warrants, compared to $nil during the same period in 2010; and
●	foreign currency exchange expense in the first quarter of 2011 of $45,600, compared to $20,200 during the same period in 2010.

Net loss from continuing operations for the three month period ended March 31, 2011 was $302,900 or $0.01 per share, compared to $247,500 or $0.01 per share in the first quarter of 2010.

At March 31, 2011 the Company had $3.7 million in cash and cash equivalents, a decrease of $0.6 million over the December 31, 2010 balance of $4.4 million. The primary reason for the decrease was a $0.4 million retirement payout to an executive office of the Company.

Arnold Tenney, Stellar's President and Chief Executive Officer, commented, "Stellar ended the first quarter of 2011, in a strong financial position, with an increase of 9.7% in total revenues,  no short or long tem debt and working capital of $4.5 million. We continue to evaluate all opportunities at supporting growth and improving our position both in Canada and international markets.”

Stellar Q1 2011 Results

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada, and in countries around the world through out-license agreements, three products based on its core polysaccharide technology: NeoVisc® and NeoVisc® Single Dose, for the symptomatic treatment of osteoarthritis; and Uracyst®, its patented technology for the treatment of interstitial cystitis (IC), an inflammatory disease of the urinary bladder wall. Both NeoVisc and Uracyst have their CE Mark certification for the European Community. Stellar also has an in-licensing agreement for NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer. For more information, please visit the company's website at www.stellarpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

CONTACTS:

Company Contact

Arnold Tenney
President & CEO
Stellar Pharmaceuticals Inc.
(519) 434-1540
email – arnoldt@stellarpharma.com

Stellar Q1 2011 Results

STELLAR PHARMACEUTICALS INC.
CONDENSED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

CURRENT	As at March 31, 2011	As at December 31, 2010
Cash and cash equivalents	$3,738,181	$4,352,285
Accounts receivable, net of allowance of $nil (2010 - $nil)	355,769	493,370
Inventories	795,775	611,676
Taxes recoverable	28,233	-
Loan receivable	15,814	15,814
Prepaids, deposits and sundry receivables	120,151	99,433
Total current assets	5,053,923	5,572,578
PROPERTY, PLANT AND EQUIPMENT, net	1,543,097	1,568,729
OTHER ASSETS	142,142	139,287
Total assets	$6,739,162	$7,280,594
LIABILITIES
CURRENT
Accounts payable	$106,854	$236,420
Accrued liabilities	348,129	557,735
Deferred revenues	833	8,645
Product returns liability	112,500	112,500
Total current liabilities	568,316	915,300

LONG TERM WARRANT LIABILITY	256,069	216,823
Total liabilities	824,385	1,132,123

CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS’ EQUITY
CAPITAL STOCK
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited Common Shares with no par value

ISSUED
24,585,040 Common Shares (2010 – 24,585,040)	9,055,982	9,055,982
Shares to be issued	5,466	-
Additional Paid-in capital options - outstanding	213,293	211,781
Additional Paid-in capital options - expired	795,740	733,517
	10,070,481	10,001,280
DEFICIT	(4,155,704)	(3,852,809)
Total shareholders’ equity	5,914,777	6,148,471
Total liabilities and shareholders’ equity	$6,739,162	$7,280,594

Stellar Q1 2011 Results

STELLAR PHARMACEUTICALS INC.
CONDENSED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS AND DEFICITS
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Period
	Ended March 31,
	2011	2010

PRODUCT SALES	$631,276	$549,510
ROYALTIES & LICENSING REVENUE	2,766	28,369
TOTAL REVENUE FROM ALL SOURCES	634,042	577,879
COST OF PRODUCTS SOLD	171,396	203,757
GROSS PROFIT	462,646	374,122
EXPENSES
Selling, general and administrative	704,055	567,932
Change in warranty liability	39,246	-
Research and development	13,678	26,270
Amortization of assets (non-manufacturing property, plant and equipment)	12,062	13,663
	769,041	607,865
LOSS FROM OPERATIONS	(306,395)	(233,743)
INTEREST AND OTHER INCOME	3,500	1,513
LOSS ON DISPOSAL OF EQUIPMENT	-	(15,308)
NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD	(302,895)	(247,538)

DEFICIT, beginning of period	(3,852,809)	(4,378,517)
DEFICIT, end of period	$(4,155,704)	(4,626,055)
LOSS PER SHARE - Basic and diluted	$(0.01)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - Basic and diluted	24,585,040	23,480,040

Stellar Q1 2011 Results

STELLAR PHARMACEUTICALS INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Period
	Ended March 31,
	2011	2010
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(302,895)	$(247,538)
Items not affecting cash
Amortization	26,722	26, 785
Loss on disposal of equipment	––	15,308
Stock-based compensation	63,735	33,947
Change in warrant liability	39,246	––
Issuance of equity instruments for services rendered	5,466	––
Change in non-cash operating assets and liabilities	(442,435)	(140,920)
CASH FLOWS USED IN OPERATING ACTIVITIES	(610,161)	(312,419)

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Additions to property, plant and equipment	––	(221,853)
Increase in other assets	(3,943)	(8,014)
Proceeds from sale of equipment	––	12,630
CASH FLOWS USED IN INVESTING ACTIVITIES	(3,943)	(217,237)

CHANGE IN CASH AND CASH EQUIVALENTS	(614,104)	(529,655)

CASH AND CASH EQUIVALENTS, beginning of period	4,352,285	2,325,212
CASH AND CASH EQUIVALENTS, end of period	$3,738,181	$1,795,557

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